UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2022

Invesco Real Estate Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-254931	83-2188696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Ross Avenue

Suite 3400

Dallas, Texas 75201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 715-8400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On January 21, 2022, Invesco REIT Operating Partnership LP (the “Operating Partnership”), the Company, as guarantor, the subsidiary guarantors party thereto, and Bank of America, N.A., (the “Lender”) entered into the Second Amendment to Revolving Credit Facility (the “Second Amendment to the Credit Facility”) and LIBOR Transition Amendment (the “LIBOR Transition Amendment”), which amend the Operating Partnership’s $100 million revolving credit facility with the Lender, dated January 22, 2021 (the “Revolving Credit Facility”).

The Second Amendment to the Credit Facility, among other things, increases the maximum aggregate principal amount of the Revolving Credit Facility from $100 million to $150 million. The LIBOR Transition Amendment further amends the Revolving Credit Facility to transition from the London Interbank Offered Rate (“LIBOR”) to the Secured Overnight Financing Rate (“SOFR”), plus a related spread adjustment of 10 basis points (for a one month interest period), 15 basis points (for a three month interest period) or 25 basis points (for a six month interest period), as the benchmark rate of interest, such that borrowings under the Revolving Credit Facility, as amended, bear interest, at the Operating Partnership’s option, at a rate equal to SOFR plus the applicable spread adjustment, or a base rate, where the base rate is the highest of (1) the federal funds rate plus 0.5%, (2) the rate of interest as publicly announced by Bank of America as its “prime rate” or (3) the term SOFR rate plus 1.0%, in each case, plus an applicable margin that is based on our leverage ratio.

The summaries of the Second Amendment to the Credit Facility and the LIBOR Transition Amendment set forth above do not purport to be a complete summary of the terms thereof and are qualified in their entirety by the Second Amendment to the Credit Facility and the LIBOR Transition Amendment, copies of which are filed herewith and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On January 18, 2022, the Company sold unregistered shares of Class T common stock, Class S common stock, Class D common Stock, Class I common stock and Class N common stock to certain persons affiliated with the Company or Invesco Advisers, Inc., the Company’s adviser. The price per share is equal to the net asset value (“NAV”) per share of such class of the Company’s common stock as of December 31, 2021. The offer and sale of those shares was exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereunder as they did not involve any public offering. The following table details the shares sold:

	Number of Shares Issued	Consideration
Class T Common Stock	165,035	$5,000,000
Class S Common Stock	165,035	$5,000,000
Class D Common Stock	165,035	$5,000,000
Class I Common Stock	164,573	$5,000,000
Class N Common Stock	1,404,884	$43,000,000

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Revolving Credit Facility, dated January 21, 2022, by and among Invesco REIT Operating Partnership LP, Invesco Real Estate Income Trust Inc., Bank of America, N.A. and the other parties thereto

10.2	LIBOR Transition Amendment, dated January 21, 2022, by and among Invesco REIT Operating Partnership LP, Invesco Real Estate Income Trust Inc., Bank of America, N.A. and the other parties thereto

104	Cover Page Interactive Data File (embedded within the Inline XRBL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Real Estate Income Trust Inc.

By:	/s/ R. Lee Phegley, Jr.
R. Lee Phegley, Jr.
Chief Financial Officer

Date: January 24, 2022